UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – April 27, 2010

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THE ULTIMATE SOFTWARE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	000-24347 (Commission File Number)	65-0694077 (IRS Employer Identification No.)
2000 Ultimate Way, Weston, Florida___ (Address of principal executive offices)		33326 (Zip Code)

                       (954) 331-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c ) under the Exchange Act (17 CFR 240.13e-4(c ))

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Item 2.02.  Results of Operations and Financial Condition.

The Registrant hereby furnishes the information set forth in the press release issued on April 27, 2010, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information furnished pursuant to this Current Report on Form 8-K (including the exhibit hereto) shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into future filings by the Company under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Item 5.02(e).  Compensatory Arrangements of Certain Officers

Amendment of Change in Control Bonus Plans

On April 26, 2010, the Board of Directors approved the amendment of each of the Company’s two Change in Control Bonus Plans, upon the recommendation of the Compensation Committee of the Board of Directors.  One such Plan provides for the payment of cash amounts to the Company’s three named executive officers upon a “change in control” of the Company.  The other Plan provides for the payment of cash amounts in the event of a “change in control” to officers and employees of the Company other than the three named executive officers.  (The two Plans are hereinafter referred to collectively as the “CIC Plans.”)  A “change in control” would occur if more than 50% of the Company’s Common Stock were acquired by a person or entity other than the Company, a subsidiary or an employee benefit plan of the Company.  There are other conditions that could result in a change in control event.

The CIC Plans provide that the aggregate amount of payments under the two CIC Plans, taken together, may not exceed 6% of Sales Proceeds (as defined in the CIC Plans) in a “change in control” transaction (the “6% Limit”).

The effects of the amendments to the CIC Plans approved by the Board of Directors on April 26, 2010 were to (i) provide that upon a “change in control,” the Compensation Committee shall make and allocate additional awards aggregating 0.5% of the Sales Proceeds to employees and officers of the Company, other than the named executive officers, subject to the 6% Limit; (ii) require that if and to the extent that aggregate payments under the CIC Plans would otherwise exceed the 6% Limit, payments under the CIC Plan for the named executive officers would be reduced, to zero if necessary, before any such reduction is made in payments to other officers and employees and (iii) eliminate the July 23, 2012 automatic termination date from the CIC Plans.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Number	Description

99.1	Press Release, dated April 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

THE ULTIMATE SOFTWARE GROUP, INC.

By: /s/ Mitchell K. Dauerman
Mitchell K. Dauerman
Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

Dated: April 28, 2010

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